EX-99.(g)(81)

AMENDMENT to GLOBAL CUSTODY AGREEMENT

This Amendment (“Amendment”), dated February 5, 2019 amends the Global Custody Agreement dated June 30, 2006 between JPMorgan Chase Bank, N.A., and Goldman Sachs Trust, for itself and on behalf of the funds listed in Schedule 1 thereto, as amended from time to time (the “Agreement”). Except as otherwise defined herein, capitalized terms shall have the meaning ascribed to such terms in the Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

1.	Amendment. Schedule 1 of the Agreement is hereby deleted and replaced with Schedule 1 attached hereto such that any reference to Schedule 1 in the Agreement shall mean Schedule 1 attached hereto.

2.

Integration/Effect of Amendment. This Amendment and any instruments and agreements delivered pursuant hereto constitute the entire agreement of the parties with respect to the subject matter hereof and thereof, and supersede all prior oral and written communications with respect to the subject matter hereof and thereof. Except as expressly provided herein, no other changes or modifications to the Agreement are intended or implied, and in all other respects the Agreement is hereby specifically ratified, restated and reaffirmed by all parties hereto. To the extent that any provision of the Agreement is inconsistent with the provisions of this Amendment, the provisions of this Amendment shall control.

3.

Governing Law. This Amendment will be construed, regulated, and administered under the laws of the United States or State of New York, as applicable, without regard to New York’s principles regarding conflict of laws, except that the foregoing shall not reduce any statutory right to choose New York law or forum. The United States District Court for the Southern District of New York will have the sole and exclusive jurisdiction over any lawsuit or other judicial proceeding relating to or arising from this Amendment. If that court lacks federal subject matter jurisdiction, the Supreme Court of the State of New York, New York County will have sole and exclusive jurisdiction. Either of these courts will have proper venue for any such lawsuit or judicial proceeding, and the parties waive any objection to venue or their convenience as a forum. The parties agree to submit to the jurisdiction of any of the courts specified and to accept service of process to vest personal jurisdiction over them in any of these courts. To the extent that in any jurisdiction Customer or Bank may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, neither Customer nor Bank shall claim, and each hereby irrevocably waives, such immunity.

4.	Counterparts. This Amendment may be executed in any number of counterparts and any such counterpart shall be deemed an original, but all such counterparts shall constitute one and the same Amendment.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their duly authorized representatives to be effective as of the date first set forth above.

GOLDMAN SACHS TRUST, for itself and on	JPMORGAN CHASE BANK, N.A.
behalf of the entities listed on Schedule 1

By:	/s/ Scott McHugh	By:	/s/ Adam Watson
Name:	Scott McHugh	Name:	Adam Watson
Title:	Principal Financial Officer	Title:	Vice President JPMorgan Chase Bank, N.A.

Schedule 1 – Listing of Funds

GOLDMAN SACHS DYNAMIC MUNICIPAL INCOME FUND

GOLDMAN SACHS EMERGING MARKETS EQUITY INSIGHTS FUND

GOLDMAN SACHS INTERNATIONAL EQUITY ESG FUND

GOLDMAN SACHS INTERNATIONAL EQUITY DIVIDEND & PREMIUM FUND

GOLDMAN SACHS INTERNATIONAL SMALL CAP INSIGHTS FUND

GOLDMAN SACHS INTERNATIONAL TAX-MANAGED EQUITY FUND

GOLDMAN SACHS INTERNATIONAL EQUITY INCOME FUND

GOLDMAN SACHS TAX-ADVANTAGED GLOBAL EQUITY PORTFOLIO

GOLDMAN SACHS ABSOLUTE RETURN TRACKER FUND

GOLDMAN SACHS ASIA EQUITY FUND

GOLDMAN SACHS COMMODITY STRATEGY FUND

GOLDMAN SACHS ALTERNATIVE PREMIA FUND

GOLDMAN SACHS EMERGING MARKETS EQUITY FUND

GOLDMAN SACHS ESG EMERGING MARKETS EQUITY FUND

GOLDMAN SACHS INTERNATIONAL EQUITY INSIGHTS FUND

GOLDMAN SACHS INTERNATIONAL REAL ESTATE SECURITIES

GOLDMAN SACHS MANAGED FUTURES STRATEGY FUND

GOLDMAN SACHS REAL ESTATE SECURITIES FUND

GOLDMAN SACHS U.S. EQUITY DIVIDEND AND PREMIUM FUND

GOLDMAN SACHS U.S. TAX-MANAGED EQUITY FUND

GOLDMAN SACHS GLOBAL REAL ESTATE SECURITIES FUND

GOLDMAN SACHS ENHANCED DIVIDEND GLOBAL EQUITY PORTFOLIO

GOLDMAN SACHS HIGH YIELD MUNICIPAL FUND

GOLDMAN SACHS N -11 EQUITY FUND

GOLDMAN SACHS SHORT DURATION TAX FREE FUND

GOLDMAN SACHS MUNICIPAL INCOME COMPLETION FUND